UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 15, 2005

MARTIN MIDSTREAM PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 STONE ROAD KILGORE, TEXAS	75662 (Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

     On July 15, 2005, Martin Midstream Partners L.P. (“MMLP”) completed the acquisition from CF Industries, Inc. of its 49.5% limited partnership interest in CF Martin Sulphur, L.P. (“CF Martin”) and 50% membership interest in CF Martin Sulphur, LLC, the general partner of CF Martin (the “CF Martin General Partner”), for an aggregate purchase price of $18.6 million. In addition, MMLP acquired the remaining 50% membership interest in the CF Martin General Partner from affiliates of Martin Resource Management Corporation for $186,000. Following the completion of these transactions, MMLP owns 100% of the outstanding limited partnership interests in CF Martin and 100% of the outstanding membership interests in the CF Martin General Partner. In connection with the acquisition, MMLP assumed $9.4 million of indebtedness owed by CF Martin and repaid $2.1 million of indebtedness owed by CF Martin. MMLP also pledged the equity interests in CF Martin to MMLP’s lenders under its current Credit Agreement. CF Martin aggregates, transports, stores and markets molten sulfur supplied by oil refiners and natural gas processors.

Item 7.01. Regulation FD Disclosure.

     On July 18, 2005, MMLP issued a press release announcing that on July 15, 2005, it completed the acquisition of CF Martin and the CF Martin General Partner. A copy of the press release is furnished as an exhibit to this Current Report.

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be “furnished” and not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated July 18, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
By:	Martin Midstream GP LLC
Its General Partner

Date: July 18, 2005	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated July 18, 2005.